EXHIBIT 10.19
                        OPTION AGREEMENT

     AGREEMENT dated as of this 15th day of December 1995 (hereinafter referred to as this "Option Agreement"), by and between SOUND PIPE LIMITED, a corporation organized and existing under the laws of the Turks and Caicos Islands (hereinafter referred to as the "Corporation"), and INSITUFORM TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "ITI").

                      W I T N E S S E T H:

     WHEREAS, the Corporation is engaged in the development and design of certain technologies having application in the trenchless pipeline rehabilitation industry, and in connection therewith has acquired certain substantial and valuable know-how, inventions and techniques, and certain valuable proprietary information with respect thereto; and

     WHEREAS, ITI, together with its subsidiaries, is, among other things, engaged in the commercial exploitation of various trenchless rehabilitation processes used in the Option Field (as such term is hereinafter defined); and

     WHEREAS, ITI desires to conduct certain impregnation and inversion tests utilizing the Corporation's technologies, so as to evaluate various proposals to collaborate with the Corporation in further developing the Subject Intellectual Property (as such term is hereinafter defined), and to provide for additional testing and evaluation thereof so as to verify the technical and commercial viability of the Subject Intellectual Property; and

     WHEREAS, in furtherance of such efforts, ITI desires to acquire from the Corporation the right and option to enter into a license agreement whereby ITI would obtain from the Corporation an exclusive, worldwide, perpetual license to commercialize and exploit the Subject Intellectual Property, and to have the right-of-first offer to commercialize the ET Tube (as such term is hereinafter defined), upon the terms and subject to the provisions thereof;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                            ARTICLE I

                         GRANT OF OPTION

     1.1  Grant of Option; Forbearance.

     (a) The Corporation, for and in consideration of the sum of Two Hundred Fifty Thousand ($250,000) Dollars (hereinafter referred to as the "Deposit"), the receipt and sufficiency of which is hereby acknowledged by the Corporation, does hereby grant to ITI, and ITI hereby accepts and acquires from the Corporation, the right and option (hereinafter referred to as the "Option") to negotiate with a view to entering into an agreement with the Corporation (hereinafter referred to as the "Proposed License Agreement") providing for the commercialization and exploitation of the Subject Intellectual Property, in the uses permitted thereunder, through the grant by the Corporation to ITI, subject to contract, of an exclusive, worldwide, perpetual license with respect thereto, and the extension by the Corporation to ITI of the right-of-first offer to commercialize the ET Tube, upon such mutually acceptable terms and the provisions (if any) as shall be contained in the Proposed License Agreement formulated by the parties. In connection therewith, the Corporation hereby agrees that, during the entire period of the Term (as hereinafter defined), unless both parties shall have earlier evidenced their abandonment of negotiations relative to the Proposed License Agreement in a writing signed by both parties, the Corporation shall not, and shall not permit or suffer any Affiliate (as hereinafter defined) to, directly or indirectly, initiate, solicit or encourage inquiries or proposals, or participate in any negotiation or discussion for the purpose or with the intention of leading to any proposal, concerning any sale, transfer, license or disposition, in whole or in part, of the Subject Intellectual Property or the ET Tube, or any rights therein, for use within the Option Field, or the sale or other disposition of all or substantially all of the capital stock of the Corporation or the merger or consolidation of the Corporation with or into any other entity, or any similar transaction, or effectuate any such transaction.

     (b) In the event that (x) both parties shall have executed and delivered the writing heretofore contemplated evidencing the abandonment of negotiations hereunder, or (y) both parties shall, for whatever reason, not have entered into the Proposed License Agreement prior to the expiration of the Term, the Corporation shall return the Deposit to ITI within 30 days after the later to occur of (i) the date of such writing or the expiration of the Term, as the case may be, or (ii) the date of the first publication of the operating results of ITI covering at least a 30-day period after October 25, 1995.

     (c) For purposes hereof, the following terms shall have the meanings set forth below:

          (i) "Affiliate" shall mean any person or entity controlling, controlled by or under common control with the subject referenced; provided, however, that, for purposes hereof: (x) ITI and any entity controlled by ITI, shall not be construed as an Affiliate of the Corporation, and (y) the Corporation and any entity controlled by the Ringwood Group (other than ITI and any entity controlled by the ITI) shall not be construed as an Affiliate of ITI.

          (ii) "AS System" shall mean a method of initiating the curing of cured-in-place pipes manufactured with the use of the LR System whether prior to , during and/or after its insertion into the pipeline or passageway to be rehabilitated by the releasing of catalysts and promoters through the use of energy, such as heat and/ or radiated energy, including, without limitation, microwaves, electromagnetic force or ultrasonic energy, and any improvements to the method.

          (iii) "Confidential Material" shall mean all information furnished to a Receiving Party, whether before or after the date hereof and through the expiration of the Term, by a Disclosing Party, or acquired, received, developed or learned by a Receiving Party in the course of its relations with a Disclosing Party, or in any manner relating to the proprietary plans, policies, business or affairs of a Disclosing Party, including, without limitation, data, drawings, materials and other communications concerning any manufacturing or production or other process or any research and development or marketing and/or sales plans or results related to the business of a Disclosing Party; provided, however, that the term "Confidential Material" shall not include information which:
(i) is or becomes generally available to the public other than as a result of a disclosure by a Receiving Party, or (ii) was available on a non-confidential basis prior to its disclosure to a Receiving Party from a source other than a Disclosing Party, or
(iii) becomes available to a Receiving Party on a non-confidential basis from a source other than a Disclosing Party, provided that such source has a legal right to disclose such information to the Receiving Party.

          (iv) "Copyrights" shall mean and include any and all copyrights at common and/or statutory law which relate to any means of expression including, but not limited to, photographs, software, firmware, diagrams and other visual presentations, having to do with the AS System and/or the LR System or useful in connection with the commercialization thereof, which the Corporation or its Affiliates has, or hereinafter acquires the right to license to others.

          (v) "Disclosing Party" shall mean a party hereto, together with its Affiliates and their respective officers, directors, employees, agents and representatives, disclosing
Confidential Material.

          (vi) "ET Tube" shall mean an extruded material and method to manufacture such material, utilized or potentially utilized in connection with the AS System and/or the LR System, with or without temporary or permanent films on its interior and exterior surfaces, such tubes or liners to be utilized in cured-in-place trenchless pipeline rehabilitation processes by extruding resin composites in continuous tubular or flat shapes that are subsequently rolled and seamed to form a tubular shape and any improvements in connection therewith.

          (vii) "Know-how" shall mean and include any and all technological information, ideas and techniques relating to the AS System and/or the LR System, whether owned now or acquired or controlled hereinafter by the Corporation or its Affiliates, except any information, ideas or techniques which are common knowledge to the industry or which are readily available from sources other than the Corporation.

          (viii)    "LR System" shall mean a method of
manufacturing catalysts and promoters encapsulated in capsules or associated with inorganic particles that remain latent (or uncured) when mixed with a specified thermoset resin at specified temperatures for specified periods and permits resin to cure after activation by an energy source, the thermoset resin composition including the catalyst and promoters and any improvements.

          (ix) "Option Field" shall mean the reconstruction, rehabilitation, repair and construction of pipelines, tunnels, sewers and other passageways.

          (x) "Patent Rights" shall mean and include the patents patent applications relating to the AS System and/or the LR System whether now or hereafter acquired or controlled by the Corporation.

          (xi) "Receiving Party" shall mean a party hereto, together with its Affiliates and their respective officers, directors, employees, agents and representatives, receiving
Confidential Material.

          (xii) "Ringwood Group" shall mean Brian Chandler, Douglas
K. Chick, Ringwood Limited, Barford Limited, as trustee of the Anthony Basmadjian Settlement, Parkwood Limited, as trustee of the Anthony Basmadjian "P" Settlement, and any other person or entity which, together with any one or more of the foregoing, constitute a group (as defined under Section 13(d) of the United States Securities Exchange Act of 1934, as amended) with respect to securities of the Licensee.

          (xiii) "Subject Intellectual Property" shall mean any and all Know-how, Patent Rights and Copyrights, and other proprietary rights now owned or hereinafter acquired by the Corporation or any of its Affiliates and relating to the AS System and/or the LR System.

          (xiv) "Term" shall mean the period commencing on the date hereof and expiring three months after the date hereof.

     1.2  Exercise of Option.

     The Option shall be exercisable by ITI subsequent to completion of mutually satisfactory terms of the Proposed License
Agreement by the parties, but solely within the Term, upon providing written notice to the Corporation of such exercise together with two executed copies of the Proposed License
Agreement, whereupon the Corporation shall execute both copies and return one fully-executed copy to ITI.

                           ARTICLE II

                 REPRESENTATIONS AND WARRANTIES
                       OF THE CORPORATION

     The Corporation hereby represents, warrants and covenants that:

     2.1  Incorporation.

     It is duly organized, validly existing and in good standing under the laws of the Turks and Caicos Islands and has full corporate power and authority to own the Subject Intellectual Property and to enter into this Option Agreement and perform its covenants and agreements hereunder. It is in good standing in each other jurisdiction wherein the failure so to qualify would have a material adverse effect on its ability to enter into this Option Agreement or perform its covenants and agreements hereunder.

     2.2  Authorization.

     The execution and delivery of this Option Agreement by it, the performance by it of its covenants and agreements hereunder and the consummation by it of the transaction contemplated herein have been duly authorized by all necessary corporate action. When executed and delivered by it in this Option Agreement shall constitute its valid and legally binding agreement enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

     2.3  Conflicts.

     Neither the execution and delivery of this Option Agreement nor the consummation of the transactions contemplated herein will violate any provision of the articles or memorandum of association of the Corporation or any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or other order of any court, government or governmental agency or instrumentality, domestic or foreign, binding upon the Corporation, or conflict with or result in any breach of or event of termination under any of the terms of, or constitute a default under or result in the termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, the terms of any contract or agreement to which the Corporation is a party or by which the Corporation or any of its assets and properties is bound.

     2.4  Proprietary Rights.

     Neither the Corporation, nor any of its agents, employees or independent contractors, has taken or, shall take any action in any way inconsistent with the Corporation's exclusive ownership of all right, title and interest in and to the Subject Intellectual

Property as heretofore developed. At the date hereof, no party has or shall have any right, title or interest whatsoever in the Subject Intellectual Property or any part thereof, which in any way prohibits or restricts any transaction contemplated hereunder. No Affiliate of the Corporation owns or controls any intellectual property in any way constituting the LR System, the AS System, the Subject Intellectual Property, or any part thereof, except for intellectual property owned by the Corporation. There are no outstanding options, licenses or agreements of any kind whatsoever entered into by the Corporation, or any agent, employee or independent contractor of the Corporation, relating to the use or ownership of the Subject Intellectual Property by any party other than the Corporation. At the date hereof, the Corporation has maintained the Subject Intellectual Property, including, without limitation, its trade secrets, know-how and other intellectual or intangible property rights with respect thereto, as confidential information, and has not, to the Corporation's knowledge, suffered any of its trade secrets, know-how, other intellectual or intangible property rights with respect to or utilized in connection with the Subject Intellectual Property to enter into the public domain. All employees of the Corporation are legally bound to transfer to the Corporation any right, title or interest they have or may have in the Subject Intellectual Property.

     2.5  Patents.

     Except for the patents and applications therefor heretofore furnished by the Corporation to ITI, neither the Corporation nor any Affiliate holds, or has applied for, any United States or foreign letters patent relating to the LR System, the AS System, the Subject Intellectual Property, or any part thereof. The Corporation owns all right, title and interest in and to the inventions and processes covered by the Patent Rights heretofore evidenced by the Corporation to ITI, free and clear of all liens, claims, charges or encumbrances whatsoever, such Patent Rights are (except with respect to office actions in connection with applications for any such Patent Rights [copies of which have been available to ITI]) valid and in full force and effect as of the date hereof, and, to the Corporation's knowledge, no event has occurred and is continuing which, after notice or lapse of time or otherwise, would result in the invalidity or forfeiture of such Patent Rights, or any part thereof, or any of the Corporation's rights thereto. The Corporation has furnished ITI with true and complete copies of all documents and instruments establishing or evidencing the ownership, scope and nature of such Patent Rights.

     2.6  Infringement.

     There are no claims, disputes, actions, suits or proceedings, including, without limitation, suits for patent or other infringement, pending or, to the Corporation's knowledge, threatened against or affecting the Patent Rights or the Subject
Intellectual Property or the use thereof by the Corporation or ITI. To the Corporation's knowledge:

          (a) neither the Patent Rights nor the Subject Intellectual Property, nor the use of the Patent Rights nor the Subject Intellectual Property, nor any part thereof, by ITI under the Proposed License Agreement, if and when executed and delivered, will infringe or conflict with any patents, patent applications, know-how, processes, trade secrets, techniques, procedures or other proprietary property rights held by any third party; and

          (b) the Corporation has not failed to comply with any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or other governments agency or instrumentality, in any jurisdictions in which the Subject Intellectual Property is covered by letters patent, which relates to the Subject Intellectual Property, or any part thereof, and there is no basis for any claim for compensation, damages or otherwise arising out of any violation of the foregoing.

                           ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF ITI

     3.1  Incorporation.

     It is duly organized, validly existing and in good standing under the laws of Delaware has full corporate power and authority to enter into this Option Agreement and perform its covenants and agreements hereunder. It is in good standing in each other jurisdiction wherein the failure so to qualify would have a material adverse effect on its ability to enter into this Option Agreement or perform its covenants and agreements hereunder.

     3.2  Authorization.

     The execution and delivery of this Option Agreement by it, the performance by it of its covenants and agreements hereunder and the consummation by it of the transactions contemplated herein have been duly authorized by all necessary corporate action. When executed and delivered by it, this Option Agreement shall constitute its valid and legally binding agreement enforceable in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

     3.3  Conflicts.

     Neither the execution and delivery of this Option Agreement nor the consummation of the transactions contemplated herein will violate any provision of the certificate of incorporation or bylaws of ITI or any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or other order of any court, government or governmental agency or instrumentality, domestic or foreign, binding upon ITI, or conflict with or result in any breach of or event of termination under any of the terms of, or constitute a default under or result in the termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, the terms of any contract or agreement to which ITI is a party or by which ITI or any of its assets and properties is bound.

                           ARTICLE IV

                        CERTAIN COVENANTS

     4.1  Covenants of the Corporation.

     The Corporation hereby covenants and agrees that, from and after the date hereof and through the Term or, if earlier, the date of any writing executed and delivered by both parties evidencing the abandonment of negotiations hereunder, it shall:

          (a) afford ITI and its officers, employees, accountants, counsel and other authorized representatives reasonable access, during ordinary business hours, to its properties and all relevant books and records, and shall use its reasonable efforts to cause its representatives to furnish to ITI such additional data and other information as ITI may from time to time reasonably request; and shall hold itself and its employees available to consult with ITI with respect to the Subject Intellectual Property in such manner as ITI shall from time to time reasonably request in order for ITI fully to investigate and evaluate the practicability of entering into the Proposed License Agreement.

          (b) give prompt notice in writing to ITI of: (i) the occurrence, or failure to occur, of any event known to the Corporation, which occurrence or failure would be likely to cause any representation or warranty of the Corporation contained in this Option Agreement to be untrue or inaccurate in any material respect, from the date hereof to the exercise or expiration of the Option, (ii) any notice or other communication received by the Corporation from any person alleging that the consent of such person is or may be required by the Corporation in connection with the transactions contemplated by this Option Agreement, (iii) any notice or other communication received by the Corporation, from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Option Agreement,
     (iv) any actions, suits, claims, investigations or proceedings known to the Corporation, commenced or, to the best of its knowledge, threatened against the Corporation, or relating to or involving the Corporation which relate to the consummation of the transactions contemplated by this Option Agreement, and
     (v) any failure known to the Corporation or any officer, director, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     The giving of any such notice under this Section 4.1 shall in no way change or modify the representations and warranties of the Corporation contained herein or otherwise affect the remedies available to ITI hereunder or otherwise.

     4.2  Confidentiality.

     (a) Each Receiving Party shall hold in absolute secrecy and treat confidentially all Confidential Material, and not disclose, reproduce, publish, distribute or by any other means disseminate, in whole or in part, any Confidential Material, except in order to exercise its rights under this Option Agreement (without reference to this Section 4.2). No Receiving Party may in any manner use for its benefit or for the benefit of others any Confidential Material, except as shall be specifically necessary for the Receiving Party to exercise its rights authorized under this Option Agreement (without reference to this Section 4.2). Upon expiration or termination of the Term (in the event the Proposed License has not been executed and delivered by both parties), the parties shall each return to the other all Confidential Material of the other party in its possession and any copies which it has made of the same. The provisions of this paragraph (a) (and related provisions of paragraph (c) of this Option Agreement) shall survive the expiration of the Term.

     (b) ITI covenants that, during the Term, it shall not, directly or indirectly, contest or aid in contesting the Corporation's rights in and to any Confidential Material disclosed by the Corporation to ITI and constituting Subject Intellectual
Property.

     (c) Each party hereby acknowledges and agrees that its agreements contained under this Section 4.2 are of a special, unique, and extraordinary nature and that a non-breaching party would suffer irreparable injury as a consequence of the violation thereof, and by reason thereof each party hereby consents and agrees that, if it should in any way violate such provisions, the non-breaching party shall be entitled to an injunction to be issued by any court of competent jurisdiction, restraining the violator from committing or continuing any such violation.

                            ARTICLE V

                          MISCELLANEOUS

     5.1  Notices.

     All notices, requests or instruction hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as follows:

          (1)  if to the Corporation:

               Post Office Box 156
               Hibiscus Square
               Bond Street
               Grand Turk, Turks and Caicos Islands

               with a copy to:

               Adtech Limited
               10 Harrowden Road
               Bracmills
               Northampton NN4 7EB
               United Kingdom

               if to ITI:

               1770 Kirby Parkway
               Suite 300
               Memphis, Tennessee 38138


Any of the above addresses may be changed at any time by notice delivered to the other party as provided above; provided, however, that any such notice with respect to change of address shall be effective only upon receipt.

     5.2  Entire Agreement.

     This Option Agreement contains the entire agreement between the parties hereto with respect to the transaction contemplated hereby. No modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

     5.3  Further Action.

     Each of the parties hereto shall use such party's best efforts to take such actions as may be necessary or reasonably requested by the other party hereto to carry out and consummate the transactions contemplated by this Option Agreement.

     5.4  Benefit of Agreement.

     This Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that, other than as provided hereunder, neither party may assign its rights or obligations hereunder without the prior written approval of the other party having first been obtained.

     5.5 Exclusions.

     In the event that any one or more of the provisions of this Option Agreement is, or are, held to be invalid, it is agreed between the parties that, if legally practical said provision or provisions shall be considered never to have been contained herein and this Option Agreement shall otherwise continue in force and effect. To the extent that the provisions of this Option Agreement provide for periods of notice less than those required by applicable law, or provide for termination, cancellation, non-renewal or the like other than in accordance with applicable law, such provisions shall, to the extent such are not in accordance with applicable law, not be effective, and the parties shall comply with applicable law in connection with each of these matters.

     5.6 Gender.

     Words of the neuter gender utilized in this Option Agreement shall be deemed to be of the masculine or feminine gender where the context requires. Words of the singular number utilized in this Option Agreement shall be deemed to be plural where the context requires and vice versa.

     5.7 Expenses.

     Except as otherwise herein provided, each of the parties hereto shall bear its own expenses in connection with this Option
Agreement and the transactions contemplated herein.

     5.8 Governing Law.

     This Option Agreement shall be governed by and construed in accordance with English law. The Corporation hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Option Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the English courts and further, in any legal action or proceeding relating to paragraph
(b) of Section 1.1 of this Option Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Tennessee, the courts of the United States of America for the Western District of Tennessee and appellate courts from any of the foregoing; (b) consents that any such action or proceeding may be brought in such courts, to the extent aforesaid, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court as aforesaid or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Messrs. Royds and Treadwell, No. 2 Crane Court, London, United Kingdom, EC4A2BL; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to use in any other jurisdiction.

     5.9 Captions.

     The captions appearing in this Option Agreement are inserted for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Option Agreement.

     5.10 Counterparts.

     This Option Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Option Agreement had duly executed by the parties hereto as of the date first above written.

ATTEST:                            SOUND PIPE LTD.


s/Allan Beaks                      By s/Arthur Morris
- --------------------------           ----------------------------


ATTEST:                            INSITUFORM TECHNOLOGIES, INC.


s/William A. Martin                By s/Jean-Paul Richard
- --------------------------           ----------------------------

                            GUARANTY

     The undersigned, Douglas K. Chick and Brian Chandler (hereinafter referred to as the "Guarantors"), hereby, jointly and severally, guarantee to ITI the payment and performance of the Corporation's obligation contained under paragraph (b) of Section
1.1 of the foregoing Option Agreement. The foregoing guaranty shall be enforceable against the Guarantors, jointly and severally, regardless of whether or not ITI or anyone acting on ITI's behalf shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Corporation or any other person either pursuant to the provisions of the Option Agreement or at law or in equity, and regardless of any other condition or contingency.

     The obligations and agreements of the Guarantors, and each of them, under this guaranty shall not be affected or impaired by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all the assets of the Corporation or receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting the Corporation or any of its assets, or the consolidation or merger of the Corporation or any other cause, whether similar or dissimilar to the foregoing.

     The provisions of Section 5.8 of the foregoing Option
Agreement shall by this reference be deemed to be incorporated into this guaranty as if set forth herein, provided that the reference therein to the Corporation shall be deemed a reference to the undersigned, and each of them.

     IN WITNESS WHEREOF, the undersigned have executed this guaranty as of the date first above written.



                              s/Douglas K. Chick
                              -----------------------------------
                              Douglas K. Chick



                              s/Brian Chandler
                              -----------------------------------
                              Brian Chandler